UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

MACROGENICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(301) 251-5172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2014, MacroGenics, Inc. (the “Company”) entered into a license and option agreement (the “Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”) for the development and commercialization of MGD010. MGD010 incorporates the Company’s proprietary platform for Dual-Affinity Re-Targeting (DART®) to simultaneously engage CD32B and CD79B, which are two B-cell surface proteins. MGD010 is currently in pre-clinical development for the treatment of autoimmune diseases.

Under the terms of the Agreement, the Company will receive an upfront payment of $15 million and Takeda receives an option to obtain an exclusive worldwide license for MGD010 following the completion of a pre-defined Phase 1a study. The Company will lead all product development activities until that time. If Takeda exercises its option, it will assume responsibility for future development and pay the Company an option exercise fee which, when combined with the upfront payment and an early development milestone, will total $33 million. Assuming successful development and commercialization of MGD010, the Company could receive up to an additional $468.5 million in clinical, regulatory and commercialization milestone payments. If MGD010 is commercialized, the Company would receive double-digit royalties on any global net sales and have the option to co-promote MGD010 with Takeda in the United States. In addition, the Company may elect to fund a portion of Phase 3 clinical development in exchange for a North American profit share.

The Agreement will remain in effect as long as Takeda continues to utilize its rights under the Agreement. Takeda may also terminate the Agreement at any time upon 90 days’ written notice to the Company, if MGD010 has not been commercialized, and upon 180 days’ written notice to the Company, if MGD010 has been commercialized. Takeda may also terminate the Agreement in the event of certain safety concerns, challenges to certain intellectual property rights or in the event of bankruptcy of the Company. The Agreement also contains customary provisions for termination by either party in the event of breach of the Agreement, subject to cure, by the counter party.

The foregoing description of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending June 30, 2014. Additionally, on May 27, 2014, the Company issued a press release announcing execution of the license and option agreement with Takeda, a copy of which is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this current report are listed in the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ Atul Saran
Name:	Atul Saran
Title:	Senior Vice President and General Counsel

Date: May 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 27, 2014, announcing execution of the license and option agreement between MacroGenics, Inc. and Takeda Pharmaceutical Company Limited.